AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1995

                                         Registration No. 33-62545

==================================================================

                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                           -----------------

                            AMENDMENT NO. 2

                                  TO


                               FORM S-3

                        REGISTRATION STATEMENT

                                 Under

                      THE SECURITIES ACT OF 1933

                           -----------------

                         EMERSON ELECTRIC CO.
        (Exact name of registrant as specified in its charter)

               MISSOURI                            43-0259330
    (State or other jurisdiction of      (I.R.S. Employer Identification
    incorporation or organization)                  Number)

                      8000 West Florissant Avenue

                            P. O. Box 4100

              St. Louis, Missouri 63136             314-553-2000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           -----------------

                           H. M. SMITH, ESQ.
           Assistant Secretary and Assistant General Counsel
                         Emerson Electric Co.
                            Station 2431
                     8000 West Florissant Avenue
                            P. O. Box 4100
              St. Louis, Missouri 63136             314-553-2431

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              Copies to:

         I. JACK LERNER, ESQ.                 FRANCIS J. MORISON, ESQ.
            Bryan Cave LLP                     Davis Polk & Wardwell
   211 North Broadway, Suite 3600              450 Lexington Avenue
     St. Louis, Missouri 63102               New York, New York 10017
            314-259-2000                           212-450-4000

                           -----------------

   Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

                           -----------------



  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==================================================================

*******************************************************************************
* INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS SUBJECT  *
* TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS *
* TO BUY BE ACCEPTED PRIOR TO THE TIME THAT A FINAL PROSPECTUS SUPPLEMENT IS  *
* DELIVERED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING      *
* PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN  *
* OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE   *
* IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO        *
* REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.  *
*******************************************************************************


            SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 1995


      PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER --, 1995

                            $1,000,000,000

                         EMERSON ELECTRIC CO.

                           MEDIUM-TERM NOTES

           DUE FROM 9 MONTHS TO 40 YEARS FROM DATE OF ISSUE

                             -------------

  Emerson Electric Co. (the "Company") may offer from time to time its Medium-Term Notes due from 9 months to 40 years from the date of issue (the "Notes"), as selected by the purchaser and agreed to by the Company, at an aggregate initial offering price not to exceed $1,000,000,000 or its equivalent in another currency or composite currency.

  The Notes may be denominated in U.S. dollars or in such foreign currencies or composite currencies as may be designated by the Company at the time of offering. The specific currency or composite currency, interest rate (if any), issue price and maturity date of any Note will be set forth in the related Pricing Supplement to this Prospectus Supplement. The Notes may be issued as Indexed Notes, the principal amount of which, unless otherwise specified in the applicable Pricing Supplement, payable at Maturity is determined by the fluctuation between a Denominated Currency and an Indexed Currency or Currencies as set forth under "Description of Notes-Indexed Notes". Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than U.S. dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency. See "Description of Notes."

  Interest on the Fixed Rate Notes will be payable on each February 15 and August 15 and at maturity. Interest on the Floating Rate Notes will be payable on the dates specified therein and in the applicable Pricing Supplement. Zero Coupon Notes will not bear interest.

  Unless a Redemption Commencement Date is specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If a Redemption Commencement Date is so specified, the Notes will be redeemable at the option of the Company or the Holder or both (as specified therein) at any time (or for a limited period) after such date as described therein.

  The Notes offered hereby will be issued in global or definitive form in a minimum denomination of $100,000 or the approximate equivalent thereof in the Specified Currency, as specified in the applicable Pricing Supplement. A global Note representing Book-Entry Notes will be registered in the name of the nominee of The Depository Trust Company, which will act as Depositary. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to participants' interests) and its participants. Except as described under "Description of Notes-Book-Entry Notes," owners of beneficial interests in a global Note will not be considered the Holders thereof, will not be entitled to receive physical delivery of Notes in definitive form, and no global Notes will be exchangeable except for another global Note of like denomination and terms to be registered in the name of the Depositary or its nominee. See "Description of Notes."

                             -------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT
     HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                 OFFENSE.

                             -------------

                                                      PRICE TO                AGENTS'                      PROCEEDS TO
                                                      PUBLIC<F1>           COMMISSION<F2>                 COMPANY<F2><F3>
                                                      ----------           --------------                 ---------------
Per Note........................................        100%                .125%-.875%                  99.875%-99.125%

Total...........................................   $1,000,000,000      $1,250,000-$8,750,000        $998,750,000-$991,250,000

-----

<F1> Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable Pricing Supplement.

<F2> The Company will pay the Agents a commission of from .125% to
     .875%, depending on maturity of the principal amount of any Notes sold through them as agents (or sold to such Agents as principal in circumstances in which no other discount is agreed). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933.

<F3> Before deducting estimated expenses of $485,000 payable by the
     Company.

                             -------------

  Offers to purchase Notes are being solicited, on a reasonable efforts basis, from time to time by the Agents on behalf of the Company. Notes may be sold to the Agents on their own behalf at negotiated discounts. The Company reserves the right to sell Notes directly on its own behalf. No commission will be payable on any sales made directly by the Company. The Company also reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice. No termination date for the offering of the Notes has been established. The Company or the Agents may reject any order as a whole or in part. See "Supplemental Plan of Distribution."

GOLDMAN, SACHS & CO.                        J.P. MORGAN SECURITIES INC.

                             -------------

      The date of this Prospectus Supplement is September --, 1995

  IN CONNECTION WITH THE DISTRIBUTION OF THE NOTES, THE AGENTS MAY OVERALLOT OR EFFECT TRANSACTIONS IN THE NOTES WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         DESCRIPTION OF NOTES

GENERAL

  The following description of the particular terms of the Notes offered hereby (referred to in the Prospectus as the "Offered Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities set forth in the Prospectus to which description reference is hereby made.

  The Notes constitute a single series for purposes of the Indenture and are limited in amount as set forth on the cover page hereof. The foregoing limit, however, may be increased by the Company if in the future it determines that it may wish to sell additional Notes. For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus.

  Unless previously redeemed, a Note will mature on the date ("Stated Maturity") from 9 months to 40 years from its date of issue that is specified on the face thereof and in the applicable Pricing Supplement or, if such Note is a Floating Rate Note and such specified date is not a Market Day with respect to such Note, the next succeeding Market Day (or, in the case of a LIBOR Note, if such next succeeding Market Day falls in the next calendar month, the next preceding Market Day). As used here, "Market Day" means (a) with respect to any Note (other than any LIBOR Note), any Business Day in The City of New York, and (b) with respect to any LIBOR Note, any such Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market; and "Business Day" means, as used herein with respect to any particular location, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such locations are authorized or obligated by law or executive order to close.

  Each Note will be denominated in a currency or composite currency ("Specified Currency") as specified on the face thereof and in the applicable Pricing Supplement, which may include U.S. dollars, Pounds Sterling, Deutsche Marks, French Francs, Swiss Francs, Australian dollars, Japanese Yen, European Currency Units (ECUs) or any other currency or composite set forth in the applicable Pricing Supplement. Purchasers of the Notes are required to pay for them by delivery of the requisite amount of the Specified Currency to an Agent, unless other arrangements have been made. Unless otherwise specified in the applicable Pricing Supplement, payments on the Notes will be made in the applicable Specified Currency in the country issuing the Specified Currency (or, in the case of ECUs, Brussels, Belgium), provided that, at the election of the Holder thereof and in certain circumstances at the option of the Company, payments on Notes denominated in other than U.S. dollars may be made in U.S. dollars. See "Description of Notes-Payment of Principal and Interest."

  The Notes will be issuable in fully registered global or definitive form, as specified in the applicable Pricing Supplement. For a description of the respective forms, denominations and transfer and exchange procedures in respect of any such global Note and the Notes represented thereby ("Book-Entry Notes"), reference is made to "Description of Notes-Book-Entry Notes" below and to the applicable Pricing Supplement. The authorized denominations of any Note denominated in U.S. dollars will be $100,000 and integral multiples of $1,000 in excess thereof. The authorized denominations of any Note denominated in other than U.S. dollars will be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the first Business Day in The City of New York and the country issuing such currency (or, in the case of ECUs, Brussels, Belgium) next preceding the date on which the Company accepts the offer to purchase such Note, to U.S. $100,000 (rounded down to an integral multiple of 10,000 units of such Specified Currency) and any greater amount that is an integral multiple of 10,000 units of such Specified Currency.

  Notes will be sold in individual issues of Notes having such interest rate or interest rate formula, if any, Stated Maturity and date of original issuance as shall be selected by the initial purchasers and agreed to by the Company. Unless otherwise indicated in the applicable Pricing Supplement, each Note, except any Zero Coupon Note or Indexed Note, will bear interest at a fixed rate or at a rate determined by reference to the Commercial Paper Rate, the Prime Rate, the London Inter-Bank Offered Rate ("LIBOR"), the Treasury Rate, the CD Rate or the Federal Funds Rate, as adjusted by the Spread or Spread Multiplier, if any, applicable to such Note. See "Description of Notes-Interest Rate." Zero Coupon Notes ("Zero Coupon Notes") will be issued at a discount from the principal amount payable at maturity thereof, but holders of Zero Coupon Notes will not receive periodic payments of interest thereon.

  The Notes may be issued as Original Issue Discount Notes ("OID Notes"). An Original Issue Discount Note is a Note, including any Zero Coupon Note, which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the maturity thereof an amount less than the principal thereof shall become due and payable. In the event of redemption or acceleration of the maturity of an Original Issue Discount Note, the amount payable to the Holder of such Note upon such redemption or acceleration will be determined in accordance with the terms of the Note, but will be an amount less than the amount payable at the Stated Maturity of such Note. In addition, a Note issued at a discount may, for United States federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity of such Note. See "Description of Notes-Original Issue Discount Notes" below.

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund and, unless a Redemption Commencement Date (as defined in the applicable Pricing Supplement) is specified in the applicable Pricing Supplement, will not be redeemable prior to their Stated Maturity. If a Redemption Commencement Date is so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable, in whole or in part, at the option of the Company or the Holder thereof (as specified in such Pricing Supplement) at any time on or after such specified Redemption Commencement Date or for a limited period (as specified in such Pricing Supplement) at the specified Redemption Price applicable to the Redemption Period during which such Note may be redeemed, together with interest accrued to the redemption date.

  Definitive Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of Chemical Bank (the "Transfer Agent") at 270 Park Avenue, New York, New York 10017-2070 in The City of New York.

INTEREST RATE

  Each Note, other than a Zero Coupon Note, will bear interest from its date of issue or from the most recent Interest Payment Date (or, if such Note is a Floating Rate Note and the Interest Reset Dates are weekly, from the day following the most recent Regular Record Date) to which interest on such Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Stated Maturity as specified below under "Description of Notes-Payment of Principal and Interest."

  Each Note, other than a Zero Coupon Note, will bear interest at either (a) a fixed rate (a "Fixed Rate Note") or (b) a variable rate determined by reference to an interest rate formula (a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread or multiplying by the Spread Multiplier (each term as defined below). A Floating Rate Note may also have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (a "Maximum Rate"); and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (a "Minimum Rate"). The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, Chemical Bank will initially be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes.

  The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Fixed Rate Note. The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the "Interest Rate Basis") for such Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be selected from the following rates: (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note; (b) the Prime Rate, in which case such Note will be a Prime Rate Note; (c) LIBOR, in which case such Note will be LIBOR Note; (d) the Treasury Rate, in which case such Note will be a Treasury Rate Note;
(e) the CD Rate, in which case such Note will be a CD Rate Note; (f) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note; or (g) such other interest rate formula as is set forth in such Pricing Supplement. The applicable Pricing Supplement for a Floating Rate Note will specify the Interest Rate Basis and, if applicable, the Calculation Agent, the Index Maturity, the Spread or Spread Multiplier, the Maximum Rate, the Minimum Rate, the initial interest rate, the Interest Payment Dates, the Regular Record Dates, the Calculation Date, the Interest Determination Date and the Interest Reset Date with respect to such Note.


  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date") as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Market Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day with respect to such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Market Day with respect to such Floating Rate Note, except that in the case of a LIBOR Note, if such next Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

  The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a LIBOR Note (the "LIBOR Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination Date") and for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which U.S. Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

  All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541% (or

 .09876541) being rounded to 9.87655% (or .0987655)), and all U.S.
dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

  In addition to any maximum interest rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by Missouri law, as the same may be modified by United States law of general application. Under present Missouri law there is no maximum rate of interest applicable to loans made to a corporation.

  Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

COMMERCIAL PAPER RATE NOTES

  Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any), and will be payable on the dates specified on the face of the Commercial Paper Rate Note and/or in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date" pertaining to a Commercial Paper Interest Determination Date will be the tenth day after such Commercial Paper Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day.

  Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of such rate on such Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a discount basis), as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper (one of which may be the Calculation Agent) in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose senior unsecured bond rating is "AAA," or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

  "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                          360 x D
          Money Market Yield  =  100 x -------------
                                       360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period corresponding to the specified Index
Maturity.

PRIME RATE NOTES

  Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Prime Rate Note and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date" pertaining to a Prime Rate Interest Determination Date will be the tenth day after such Prime Rate Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day.

  Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of rates of interest publicly announced by each bank that appears on the display designated as page "NYMF" on the Reuter Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen NYMF Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major money center banks (one of which may be the Calculation Agent) in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

LIBOR NOTES

  LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the LIBOR Note and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, LIBOR with respect to any Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions:

    (i) As of the Interest Determination Date, LIBOR will be either:
  (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second Market Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second Market Day immediately following such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) (or no rate appears, if as aforesaid, only a single rate is required) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates for the applicable Index Maturity appear (if "LIBOR Reuters" is specified in the applicable Pricing
  Supplement) (or on which no rate appears, if as aforesaid, only a single rate is required) or no rate appears

  (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars having the specified Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second Market Day immediately following such LIBOR Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks (one of which may be the Calculation Agent) in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the specified Index Maturity commencing on the Interest Reset Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date will be the LIBOR in effect on such LIBOR Interest Determination Date.

TREASURY RATE NOTES

  Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) and will be payable on the dates specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date" with respect to a Treasury Interest Determination Date will be the tenth day after such Treasury Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day.

  Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Reset Date, the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States ("Treasury bills") having the specified Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Rate Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." In the event such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, then the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

CD RATE NOTES

  CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if
any), and will be payable on the dates, specified on the face of the CD Rate Note and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date" pertaining to a CD Interest Determination Date will be the tenth day after such CD Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day.

  Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Reset Date, the rate for the relevant CD Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

FEDERAL FUNDS RATE NOTES

  Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date" pertaining to a Federal Funds Interest Determination Date will be the tenth day after such Federal Funds Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day.

  Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Reset Date, the rate on the relevant Federal Funds Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/ Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.


INDEXED NOTES

  Amounts due on a Note in respect of principal, interest and premium, if any, and in the case of Original Issue Discount Notes, the Amortized Face Amount (as defined below), may be determined by reference to (a) a currency exchange rate or rates, (b) a securities or commodities exchange index, (c) the value of a particular security or commodity or
(d) any other index or indices (any such Note being herein referred to as an "Indexed Note"). The Pricing Supplement relating to an Indexed Note will set forth the method by and terms on which the amount of principal (whether at or prior to the Maturity Date thereof), interest and premium, if any, or the Amortized Face Amount will be determined, the tax consequences to holders of Indexed Notes, a description of certain risks associated with investments in Indexed Notes and other information relating to such Indexed Notes.

PAYMENT OF PRINCIPAL AND INTEREST

  Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Notes will be made in the applicable Specified Currency, provided, however, that payments of principal (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) at the option of the Holders thereof under the procedures described in the two following paragraphs and (ii) at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described in the last paragraph under this heading. If specified in the applicable Pricing Supplement, the amount of principal on the Notes therein described will be determined by reference to an index or formula described in such Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, and except as provided in the next paragraph, payments of interest and principal (and premium, if any) with respect to any Note denominated in other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date or at Stated Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to Chemical Bank ("the Paying Agent") at its office in The City of New York on or prior to such Regular Record Date or the date 15 days prior to maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable or telex or, if promptly confirmed in writing, by other form of facsimile transmission. Any such request made with respect to any Note by a registered Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to such Note payable to such Holder, unless such request is revoked on or prior to the relevant Regular Record Date or the day 15 days prior to Stated Maturity, as the case may be. Holders of Notes denominated in other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

  The U.S. dollar amount to be received by a Holder of a Note denominated in other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in an amount equal to the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the date of payment of principal (and premium, if any) or interest with respect to any Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment. Unless otherwise provided in the applicable Pricing Supplement, Chemical Bank will be the Exchange Rate Agent (the "Exchange Rate Agent") with respect to the Notes.

  Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Stated Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" with respect to any Floating Rate Note shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day, and the "Regular Record Date" with respect to any Fixed Rate Note shall be the February 1 and August 1 next preceding the February 15 and August 15 Interest Payment Dates.

  Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes which reset daily or weekly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement); in the case of Floating Rate Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of

Floating Rate Notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement (each an "Interest Payment Date"), and in each case, at Stated Maturity. If an Interest Payment Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Market Day with respect to such Note, such Interest Payment Date will be the next succeeding Market Day (or, in the case of LIBOR Note, if such day falls in the next calendar month, the next preceding Market
Day). If an Interest Payment Date with respect to any Fixed Rate Note would otherwise fall on a day that is not a Market Day with respect to such Note, the payment of interest may be made on the next succeeding Market Day with the same force and effect as if made on the day such payment was due.

  Payments of interest on any Fixed Rate Note or Floating Rate Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date; provided, however, that if the Interest Reset Dates with respect to any Floating Rate Note are weekly, interest payable on such Note on any Interest Payment Date, other than interest payable on the date on which principal on such Note is payable, will include interest accrued to but excluding the day following the next preceding Regular Record Date.

  With respect to a Floating Rate Note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes or Federal Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  Any payments on any Fixed Rate Note due on any day which is not a Business Day in The City of New York or which is not a Business Day in The City of St. Louis, Missouri (or in the case of any Note denominated in other than U.S. dollars, which is not a Business Day in the country issuing the Specified Currency (or in the case of ECUs, Brussels, Belgium)), need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

  Payment of the principal of (and premium, if any) and any interest due with respect to any Note at maturity to be made in U.S. dollars will be made in immediately available funds (by check or by wire transfer to such account as may have been appropriately designated by the person entitled thereto) upon surrender of such Note at the Corporate Trust Office of the Paying Agent in The City of New York, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest to be made in U.S. dollars other than at maturity will be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer to such account as may have been appropriately designated by such person.

  Unless otherwise specified in the applicable Pricing Supplement, payments of interest and principal (and premium, if any) with respect to any Note to be made in a Specified Currency other than U.S. dollars will be made by wire transfer to such account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECUs, Brussels) or other jurisdiction acceptable to the Company and the Paying Agent as shall have been designated at least five Business Days prior to the Interest Payment Date or date of Stated Maturity, as the case may be, by the registered Holder of such Note on the relevant Regular Record Date or at Stated Maturity, provided that, in the case of payment of principal of (and premium, if any) and any interest due at Stated Maturity, the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent in The City of New York and, unless revoked, any such designation made with respect to any Note by a registered Holder will remain in effect with respect to any further payments with respect to such Note payable to such Holder. If a payment with respect to any such Note cannot be made by wire transfer because the required account designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Notes in respect of which payment are made.

  If the principal of (and premium, if any) or interest on any Notes is payable in other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Notes by making such payment by check in U.S dollars on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Exchange Rate"), or if such Exchange Rate is not then available, the most recently available Exchange Rate. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

DEFEASANCE

  Unless otherwise specified in the applicable Pricing Supplement, the Fixed Rate Notes will be subject to defeasance and discharge as described under "Description of Debt Securities-Defeasance" in the Prospectus.

BOOK-ENTRY NOTES

  Upon issuance, all Book-Entry Notes bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms will be represented by a single global Note. Each global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, The City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary. Currently, the Depositary accepts deposits of global Notes denominated in U.S. dollars only.

  Ownership of beneficial interests in a global Note will be limited to participants and to persons that may hold interests through institutions that have accounts with the Depositary ("participants"). Ownership of beneficial interests by participants in a global Note will be shown on, and the transfer of that ownership interest will be affected only through, records maintained by the Depositary for such global Note. Ownership of beneficial interests in such global Note by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participants.

  Payment of principal of, premium (if any) and interest on Book-Entry Notes represented by any such global Note will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. None of the Company, the Paying Agent or any agent of the Company or the Paying Agent will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in a global Note representing any Book-Entry Notes or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

  The Company has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest on any such global Note, the Depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Note as shown on the records of the Depositary. The accounts to be credited shall be designated by the soliciting Agent or, to the extent that such Notes are offered and sold directly by the Company, by the Company. Payments by participants to owners of beneficial interests in a global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in "street name", and will be the sole responsibility of such participants.

  No global Note described above may be transferred except as a whole by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

  A global Note representing Book-Entry Notes is exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms and of differing denominations aggregating a like amount, only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (y) the Company in its sole discretion determines that all such global Notes shall be exchangeable for definitive Notes in registered form or (z) an Event of Default with respect to the Book-Entry Notes represented by such global Note has occurred and is continuing. Any global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms and of differing denominations aggregating a like amount. Such definitive Notes shall be registered in the names of the owners of the beneficial interests in such global Note as provided by the Depositary's relevant participants (as identified by the Depositary holding such global Note).

  Except as provided above, owners of beneficial interests in such a global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no global Note representing Book-Entry Notes shall be exchangeable. Accordingly, each person owning a beneficial interest in such a global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global Note.

  The Indenture provides that the Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a global Note desires to give or take any action which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.


                        UNITED STATES TAXATION

  The following summary describes the principal United States federal income tax consequences of ownership and disposition of the Notes to initial holders purchasing Notes at the "issue price" (as defined below). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (the

"OID Regulations"), changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Holder in light of his particular circumstances or to Holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding Notes as a hedge against, or which are hedged against, currency risks, or Holders whose functional currency (as defined in Code Section 985) is not the U.S. dollar. Persons considering the purchase of Notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

PAYMENTS OF INTEREST

  Interest paid on a Note will generally be taxable to a Holder as ordinary interest income at the time it accrues or is received in accordance with the Holder's method of accounting for federal income tax purposes. Under the OID Regulations, all payments of interest on a Note that matures one year or less from its date of issuance will be included in the stated redemption price at maturity of the Notes and will be taxed in the manner described below under "Original Issue Discount Notes." Special rules governing the treatment of interest paid with respect to Original Issue Discount Notes, including certain Floating Rate Notes and Foreign Currency Notes are described under "Original Issue Discount Notes" and "Foreign Currency Notes" below.

ORIGINAL ISSUE DISCOUNT NOTES

  A Note which is issued for an amount less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount for federal income tax purposes (an "Original Issue Discount Note"). The "issue price" of a Note will equal the first price at which a substantial amount of the Notes is sold for money (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a Note will equal the sum of all payments required under the Note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable as a series of payments in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Note and equal to the outstanding principal balance of the Note multiplied by a single fixed rate of interest. In addition, Floating Rate Notes providing for
(i) one or more qualified floating rates of interest, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single rate based on one or more qualified floating rules or a single rate based on the price of actively traded property or an index of the prices of such property, other than foreign currency (an "objective rate"), or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate will have qualified stated interest if interest is unconditionally payable at least annually during the term of the Note at a single qualified floating rate or a single objective rate. Special tax considerations (including possible original issue discount) may arise with respect to Floating Rate Notes providing for (i) a Spread Multiplier, or (ii) a cap, floor, governor or similar restriction that is not fixed throughout the term of the Note and is reasonably expected as of the issue date to cause the yield on the Note to be significantly less or more than the expected yield determined without the restriction. Purchasers of Floating Rate Notes with any of such features should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such a feature since the tax consequences will depend, in part, on the particular terms of the purchased Note. Special rules may apply if a Floating Rate Note bears interest at an objective rate and it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. Special rules may also apply with respect to Notes paying interest annually if the period from the Issue Date to the first Interest Payment Date is longer than one year.

  If the difference between a Note's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e.,
 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the Note will not be considered to have original issue discount. Holders of Notes with a de minimis amount of original issue discount will generally include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Notes.

  A Holder of Original Issue Discount Notes will be required to include any qualified stated interest payments in income in accordance with the Holder's method of accounting for federal income tax purposes. Holders of Original Issue Discount Notes that mature more than one year from their date of issuance will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, Holders of Original Issue Discount Notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  Under the OID Regulations, a Note that matures one year or less from its date of issuance will be treated as a "short-term Original Issue Discount Note." In general, a cash method Holder of a short-term Original Issue Discount Note is not required to accrue original issue discount for United States federal income tax purposes unless it elects to do so. Holders who make such an election, Holders who report income for federal income tax purposes on the accrual method and certain other Holders, including banks and dealers in securities, are required to include original issue discount in income on such short-term Original Issue Discount Notes as it accrues on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a Holder who is not required and who does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of the short-term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

  Under the OID Regulations, a Holder may make an election (the "Constant Yield Election") to include in gross income all interest that accrues on a Note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest.

  Certain of the Original Issue Discount Notes may be redeemed prior to maturity. Original Issue Discount Notes containing such a feature may be subject to rules that differ from the general rules discussed above. Purchasers of Original Issue Discount Notes with such a feature should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such a feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

  The OID Regulations contain aggregation rules stating that in certain circumstances if more than one type of Note is issued as part of the same issuance of securities to a single Holder, some or all of such Notes may be treated together as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any original issue discount. Unless otherwise provided in the related Pricing Supplement, the Company does not expect to treat any of the Notes as being subject to the aggregation rules for purposes of computing original issue discount.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

  Upon the sale, exchange or retirement of a Note, a Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such Holder's adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Note. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above. A Holder's adjusted tax basis in a Note will equal the cost of the Note to such Holder, increased by the amounts of any original issue discount previously included in income by the Holder with respect to such Note and reduced by any amortized premium and any principal payments received by the Holder and, in the case of an Original Issue Discount Note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

  Subject to the discussion under "Foreign Currency Notes" below, gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss (except in the case of a short-term Original Issue Discount Note, to the extent of any accrued original issue discount not previously included in the Holder's taxable income), and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. See "Original Issue Discount Notes" above. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

  If a Holder purchases a Note for an amount that is greater than the amount payable at maturity, such Holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method, over the remaining term of the Note (where such Note is not optionally redeemable prior to its maturity date). If such Note may be optionally redeemed prior to maturity after the Holder has acquired it, the amount of amortizable bond premium is determined with reference to the amount payable on maturity or, if it results in a smaller premium attributable to the period of earlier redemption date, with reference to the amount payable on the earlier redemption date. A Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the taxpayer and may be revoked only with the consent of the Internal Revenue Service.

  If a Holder makes a Constant Yield Election for a Note with amortizable bond premium such election will result in a deemed election to amortize bond premium for all of the Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

FOREIGN CURRENCY NOTES

  The following summary relates to Notes that are denominated in a currency or currency unit other than the U.S. dollar ("Foreign Currency Notes").

  A Holder who uses the cash method of accounting and who receives a payment of interest in a foreign currency with respect to a Foreign Currency Note (or, in the case of a Foreign Currency Note which is an Original Issue Discount Note, to the extent any qualified stated interest is received) will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the Holder's tax basis in the foreign currency. A cash method Holder who receives such a payment in U.S. dollars pursuant to an option available under such Note will be required to include the amount of such payment in income upon receipt.

  To the extent the above paragraph is not applicable, a Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Foreign Currency Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. Such Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrual period (or, where a Holder receives U.S. dollars, the amount of such payment in respect of such accrual period) and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A Holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service.

  Any loss realized on the sale, exchange or retirement of a Foreign Currency Note with amortizable bond premium by a Holder who has not elected to amortize such premium under Section 171 of the Code will be a capital loss to the extent of such bond premium. If such an election is made, amortizable bond premium taken into account on a current basis shall reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal.

  A Holder's tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such Holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. A Holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the Foreign Currency Note on the date of purchase.

  Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of such Note, and any payment with respect to accrued interest, determined on the date such payment is received or such Note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of such Note, determined on the date such Holder acquired such Note, and the U.S. dollar value of the accrued interest received, determined by translating such interest at the average exchange rate for the accrual period. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a Holder on the sale, exchange or retirement of the Foreign Currency Note. The source of such foreign currency gain or loss will be determined by reference to the residence of the Holder or the "qualified business unit" of the Holder on whose books the Note is properly reflected. Any gain or loss realized by such a Holder in excess of such foreign currency gain or loss will be capital gain or loss (except in the case of a short-term Original Issue Discount Note, to the extent of any accrued original issue discount not previously included in the Holder's income).

  A Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. Regulations issued under Section 988 of the Code provide a special rule for purchases and sales of publicly traded Foreign Currency Notes by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash-method taxpayers with respect to the purchase and sale of publicly traded Foreign Currency Notes provided the election is applied consistently. Such election cannot be changed without the consent of the Internal Revenue Service. Any gain or loss realized by a Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Foreign Currency Notes) will be ordinary income or loss.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Certain non-corporate Holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest (including the accrual of original issue discount, if any) on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

  The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                        FOREIGN CURRENCY RISKS

GENERAL

  Exchange Rates and Exchange Controls. An investment in Notes that are denominated in, or the payment of which is related to the value of, a currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies (or composite currencies) and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depending on the specific terms of a currency linked Note, changes in exchange rates may result in the decrease in its effective yield, and in certain circumstances could result in a loss to the investor.

  Governments have imposed from time to time and may in the future impose exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal of, (premium, if any) or interest on a note. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular Note would not be available at such Note's maturity. In that event, the Company will repay in U.S. dollars on the basis of the most recently available Exchange Rate. See "Description of Notes-Payment of Principal and Interest."

  THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS AND PRICING SUPPLEMENT DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN THE NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A CURRENCY (OR A COMPOSITE CURRENCY) OTHER THAN U.S. DOLLARS AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a Specified Currency other than U.S. dollars will be made from an account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECUs, Brussels, Belgium). See "Description of Notes-Payment of Principal and Interest."

  Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than U.S. dollar or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency in which particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

GOVERNING LAW AND JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the Notes were commenced in a court in the United States, it is likely that such court would grant judgment relating to the Notes only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date.

EXCHANGE RATE AND CONTROLS FOR SPECIFIED CURRENCIES

  With respect to any Note denominated in, or the payment of which is related to, the value of a foreign currency, the applicable Pricing Supplement shall include information with respect to applicable current exchange controls, if any, and historic exchange rate information on such currency. The information therein will constitute a part of this Prospectus Supplement and is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

                   SUPPLEMENTAL PLAN OF DISTRIBUTION

  Subject to the terms and conditions set forth in the Distribution Agreement, dated April 17, 1991, as amended (the "Distribution Agreement"), the Notes are being offered on a continuing basis by the Company through Goldman, Sachs & Co. or J.P. Morgan Securities Inc. (the "Agents"), who have agreed to use reasonable efforts to solicit purchases of the Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes as a whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Notes, as a whole or in part. The Company will pay the Agents a commission of from .125% to .875% of the principal amount of Notes, depending upon maturity, for sales made through them as Agents.

  The Company may also sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale, or the purchasing Agents may receive from the Company a commission or discount equivalent to that set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed. Such Notes may be resold at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by the Agents. The Company reserves the right to sell Notes directly on its own behalf. No commission will be payable on any Notes sold directly by the Company. In addition, the Company may appoint additional agents for the purpose of soliciting offers to purchase Notes.

  The Agents, as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Act. The Company has agreed to reimburse the Agents for certain expenses.

  Goldman, Sachs & Co. and J.P. Morgan Securities Inc. have each in the past performed various investment banking services for the Company and may perform such services in the future.

  Notes may also be sold at the price to the public set forth herein to dealers who may resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

  The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of the secondary market for the Notes.

                           VALIDITY OF NOTES

  The legality of the Notes will be passed upon for the Company by H.
M. Smith, Esq., Assistant Secretary and Assistant General Counsel of the Company, and for the Agents by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Mr. Smith beneficially owns 1,347 shares of Common Stock of the Company and has options to purchase 7,902 shares. Davis Polk & Wardwell will rely on the opinion of Mr. Smith with respect to all matters of Missouri law. Davis Polk & Wardwell acts as counsel to the Company from time to time with respect to various matters.

*******************************************************************************
* INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A       *
* REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE *
* SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR    *
* MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT  *
* BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR *
* THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE    *
* SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE  *
* UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS   *
* OF ANY SUCH STATE.                                                          *
*******************************************************************************


            SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 1995


                         EMERSON ELECTRIC CO.

                            DEBT SECURITIES

                           -----------------

  Emerson Electric Co. (the "Company") may offer and sell from time to time its debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") in one or more series in an aggregate principal amount not to exceed $1,000,000,000 (or, if the principal of the Debt Securities is payable in a foreign or composite currency, the equivalent thereof at the time of offering). The Debt Securities may be offered as separate series on terms to be determined at the time of sale. The specific designation, aggregate principal amount, denominations, maturity, premium, if any, rate (which may be fixed or variable) and time of payment of any interest, terms for any redemption at the option of the Company or the holder, terms for any sinking fund payments, the initial public offering price and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement") and Pricing Supplement, if any.

  The Company may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution". The names of, and the principal amounts, if any, to be purchased by underwriters or sold through agents and the compensation of such underwriters or agents will be set forth in an accompanying Prospectus Supplement.

                           -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
    MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -----------------

           The date of this Prospectus is September --, 1995.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY PERSON. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                         AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Debt Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, with exhibits, are on file at the offices of the Commission and may be obtained upon request from the Commission upon payment of the prescribed fees.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Commission.

  Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, 14th Floor, Chicago, Illinois 60601 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, copies of such material and other information about the Company are available for inspection at the New York Stock Exchange, 20 Broad Street, New York, New York and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

                INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents filed by the Company under the 1934 Act are incorporated by reference herein:

    1. Annual Report on Form 10-K for the fiscal year ended September
  30, 1994.

    2. Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 1994, March 31, 1995 and June 30, 1995.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents). Requests for such information should be directed to H. M. Smith, Assistant Secretary and Assistant General Counsel, Emerson Electric Co., Station 2431, 8000 West Florissant Avenue, P. O. Box 4100, St. Louis, Missouri 63136, telephone (314) 553-2431.

                              THE COMPANY

  The Company was founded in 1890 and has evolved into a diversified manufacturing company with more than 40 separate operating divisions. The Company is engaged principally in the design, manufacture and sale of a broad range of electrical and electronic products and systems. The principal executive offices of the Company are located at 8000 West Florissant Avenue, P. O. Box 4100, St. Louis, Missouri 63136, and its telephone number is (314) 553-2000.

                            USE OF PROCEEDS

  Unless otherwise specified in a Prospectus Supplement, the Company intends to add the net proceeds from the sale of the Debt Securities to its general funds, to be used for general corporate purposes, including working capital, capital expenditures, and the repayment of short-term borrowings. Prior to such application, the net proceeds may be invested in short-term investments.

                  RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratios of earnings to fixed charges of the Company for the periods indicated. For purposes of computation of the ratio of earnings to fixed charges, earnings consist of income before income taxes and cumulative effects of changes in accounting principles plus the amount of fixed charges. Fixed charges consist of interest expense and that portion of rental expense deemed to represent interest.

              FISCAL YEAR
                 ENDED                                                                                       RATIO OF EARNINGS
              SEPTEMBER 30                                                                                    TO FIXED CHARGES
              ------------                                                                                  -----------------
                  1990.................................................................................             7.0x

                  1991.................................................................................             7.1x

                  1992.................................................................................             8.6x

                  1993.................................................................................             7.5x

                  1994.................................................................................            11.0x

               NINE MONTHS
                  ENDED
                 JUNE 30
               -----------
                  1995.................................................................................            10.0x


                    DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities are to be issued under an Indenture (the "Indenture") between the Company and The Boatmen's National Bank of St. Louis, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following summary of certain provisions of the Debt Securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference. Section references used herein are references to the Indenture.

GENERAL

  The Debt Securities will be unsecured obligations of the Company.

  The Indenture does not limit the amount of Debt Securities that may be issued thereunder or otherwise and provides that Debt Securities may be issued thereunder from time to time in one or more series.

  Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms of the Offered Debt Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (iv) the date or dates on which the Offered Debt Securities will mature; (v) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (vi) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the regular record dates for such interest payment dates, if any; (vii) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other detailed terms and provisions of any such sinking fund; (viii) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any redemption provisions, be redeemed, and the other detailed terms and provisions of such redemption; (ix) the application, if any, of any defeasance provisions and other detailed terms and provisions relating to such defeasance; (x) if other than the principal amount thereof, the amount of Offered Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof; (xi) any additional restrictive covenants or other material terms relating to the Offered Debt Securities; (xii) any additional Events of Default (as specified in the Indenture) provided with respect to the Offered Debt Securities; (xiii) if other than U.S. dollars, the currency (including composite currencies) in which payment of principal of (and premium, if any) and/or interest, if any, on the Offered Debt Securities shall be payable; and (xiv) if the amount of payments of principal of (and premium, if any) and/or interest, if any, on the Offered Debt Securities may be determined with reference to an index based on a currency (including composite currencies) other than the stated currency of the Offered Debt Securities, the manner in which such amounts shall be determined.

  Principal, premium, if any, and interest, if any, will be payable, and the Debt Securities will be transferable, at the principal executive offices of the Company in St. Louis, at the office or agency of the Company maintained for such purposes, which is The Boatmen's National Bank of St. Louis, Corporate Trust Department, 510 Locust Street, St. Louis, Missouri 63101, or at such other places as the Company may designate. Unless other arrangements are made, interest will be paid by checks mailed to the Holders at their registered addresses. (Sections 3.1 and 3.2)

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof. No service charge will be made for any registration of transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8)

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for the declaration of acceleration of the maturity of an amount less than the principal amount thereof upon the occurrence of an Event of Default and the continuation thereof. (Section 5.1)

  Debt Securities may be issued, from time to time, with the principal amount payable at maturity or the amount of interest payable on an interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount at maturity or a payment of interest on an interest payment date with a value that is greater than or less than the face amount of such Debt Security or the amount of interest otherwise payable on such interest payment date, as the case may be, depending upon the value at maturity or on such interest payment date of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the principal amount payable at maturity or the amount of interest payable on an interest payment date, as the case may be, the currencies, commodities, equity indices or other factors to which the principal amount payable at maturity or interest is linked and certain additional tax considerations, if any, will be set forth in the applicable Prospectus Supplement.

CERTAIN RESTRICTIONS


  Unless otherwise specified in a future supplemental indenture relating to an individual issue of Debt Securities, the covenants contained in the Indenture and the Debt Securities would not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect Holders. If a future supplemental indenture contains covenants to afford certain holders of the Debt Securities protection in the event of a highly leveraged or similar transaction, the Prospectus Supplement relating to such issue of Debt Securities (or an applicable pricing supplement) will provide a brief description of such protective covenants.


  Limitations on Liens. The Indenture contains covenants providing that, so long as any of the Debt Securities remains outstanding, the Company will not, nor will it permit any Restricted Subsidiary (as defined below) to issue, assume or guarantee any debt for money borrowed ("Debt") if such Debt is secured by a mortgage (as defined in the Indenture) upon any manufacturing plant or manufacturing facility owned by the Company or any Restricted Subsidiary which is located within the continental United States and, in the opinion of the Board of Directors, is of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole (a "Principal Property") or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness were owned on the date of the Indenture or thereafter acquired) without in any such case effectively and concurrently providing that the Debt Securities will be secured equally and ratably with such Debt, except that the foregoing restriction will not apply to any Debt secured by: (i) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) mortgages on property existing at the time of acquisition thereof and certain purchase money mortgages; (iii) mortgages securing Debt owing by any Restricted Subsidiary to the Company or another Restricted Subsidiary; (iv) mortgages existing at the date of the Indenture; (v) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (vi) mortgages on property of the Company or a Restricted Subsidiary in favor of the United States, any State thereof or any other country (or any political subdivision thereof) to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or (vii) any extension, renewal or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any mortgage referred to in the foregoing exceptions (i) through (vi).

  A Restricted Subsidiary is defined as a direct or indirect subsidiary of the Company substantially all of the property of which is located within the continental United States and which owns any Principal Property (except a subsidiary principally engaged in leasing or in financing installment receivables or overseas operations).

  Notwithstanding the above, the Indenture provides that the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions (i) through (vii)) does not exceed 10% of the consolidated net tangible assets of the Company and its consolidated subsidiaries as shown on the consolidated financial statements of the Company for its most recent fiscal quarter. (Section 3.6)

  Limitation on Sale and Leaseback Transactions. The Indenture contains covenants prohibiting transactions involving the sale and leaseback with any person (other than a Restricted Subsidiary or the Company) by the Company or any Restricted Subsidiary of any Principal Property (whether owned on the date of the Indenture or thereafter acquired), except for temporary leases with a term of not more than three years, unless (a) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by the property involved at least equal in amount to the Attributable Debt in respect of such transaction without equally and ratably securing the Debt Securities, provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of the limitation on liens in the Indenture (Section

3.6), or (b) the Company applies an amount in cash equal to such Attributable Debt within 90 days of the effective date of any such transaction to the retirement (other than any mandatory retirement or payment at maturity) of long-term Debt of the Company or a Restricted Subsidiary. Attributable Debt is defined as the present value (discounted as provided in the Indenture using an interest rate which is the weighted average yield to maturity of the Debt Securities outstanding at the time of such transaction) of the obligation of a lessee for net rental payments during the remaining term of any lease entered into in connection with such transaction. (Section 3.7)

  Restrictions on Consolidation, Merger or Sale. The Indenture provides that the Company will not consolidate or merge or sell or convey all or substantially all its assets unless (a) the surviving corporation (if other than the Company) is a domestic corporation and shall assume the obligations of the Company on the Debt Securities and under the Indenture and (b) immediately after giving effect to such transactions, no default shall have happened. (Section 9.1)

DEFEASANCE

  The Indenture provides, if such provision is made applicable to the Debt Securities of any series pursuant to Section 2.3 of the Indenture, that the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to such Debt Securities under Sections 3.6 and 3.7 of the Indenture (being the restrictions described under "Certain Restrictions-Limitations on Liens" and "Certain Restrictions-Limitation on Sale and Leaseback Transactions," respectively) ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, not later than one day before the scheduled due dates therefor. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series. (Sections 13.1, 13.2, 13.3 and 13.4)

EVENTS OF DEFAULT, NOTICE AND WAIVER

  The Indenture provides that, if certain Events of Default specified therein in respect of any series of Debt Securities shall have happened and be continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding Debt Securities of such series may declare the principal, and accrued interest, if any, of all securities of such series to be due and payable. If other specified Events of Default shall have happened and be continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding Debt Securities of all series may declare the principal, and accrued interest, if any, of all the outstanding Debt Securities to be due and payable. (Section 5.1)

  Events of Default in respect of any series are defined in the Indenture as being: default for 30 days in payment of any interest installment when due; default in payment of principal of or premium, if any, on, or any sinking fund installment or analogous obligation with respect to, Debt Securities of such series when due; unless stayed by litigation, default for 90 days after notice to the Company by the Trustee or by the Holders of 25% in principal amount of the outstanding Debt Securities of such series in performance of any covenant in the Indenture in respect of such series; and certain events of bankruptcy, insolvency and reorganization. (Section 5.1)

  The Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities, give to the Holders of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on, or any sinking fund installment or analogous obligation with respect to, any of the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of such series. The term "default" for the purpose of this provision means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated. (Section 5.11)

  The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default in respect of any series of Debt Securities to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of such series, before proceeding to exercise any right or power under the Indenture at the request of Holders of such series. (Article Six)

  If any Event of Default has occurred, the Indenture provides that the Holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 5.9)

  The Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to compliance with conditions and covenants (without regard to any grace period or notice requirement). (Section 3.5)

  In certain cases, the Holders of a majority in principal amount of the outstanding Debt Securities of a series, on behalf of the Holders of all Debt Securities of such series, or the Holders of a majority of all outstanding Debt Securities voting as a single class, on behalf of the Holders of all outstanding Debt Securities, may waive any past default or Event of Default, or compliance with certain provisions of the Indenture, except among other things a default not theretofore cured in payment of the principal of, premium, if any, or interest, if any, on, or any sinking fund installment or analogous obligation with respect to, any of the Debt Securities of such series. (Sections 5.1 and 5.10)

MODIFICATION OR AMENDMENT OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of 66 2/3% in principal amount of the outstanding Debt Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holders of all of the affected Debt Securities, among other things change the maturity of any Debt Securities, or reduce the principal amount thereof, or any premium thereon or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or impair or affect the right of any Holder of Debt Securities to institute suit for the payment thereof or, if the Debt Securities provide therefor, any right of repayment at the option of the Holder, or reduce the aforesaid percentage of Debt Securities, the consent of the Holders of which is required for any such supplemental indenture. (Section 8.2)

REGARDING THE TRUSTEE

  The Company currently has and anticipates that it will maintain lines of credit, and have other customary banking relationships, with The Boatmen's National Bank of St. Louis, the Trustee.

                         PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents. Such firms may also act as agents in the sale of Debt Securities. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.

  The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

  If so indicated in the Prospectus Supplement, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

                                EXPERTS

  The consolidated financial statements and schedule of Emerson Electric Co. and subsidiaries as of September 30, 1994 and 1993, and for each of the years in the three-year period ended September 30, 1994 incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

========================================================================


 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN ANY SUCH JURISDICTION. NEITHER THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                              ----------

                           TABLE OF CONTENTS

                         PROSPECTUS SUPPLEMENT

                                                                   PAGE
                                                                   ----
Description of Notes............................................. S- 2

United States Taxation........................................... S-12

Foreign Currency Risks........................................... S-17

Supplemental Plan of Distribution................................ S-18

Validity of Notes................................................ S-18

                             PROSPECTUS

                                                                   PAGE
                                                                   ----
Available Information............................................    2

Incorporation of Documents by Reference..........................    2

The Company......................................................    3

Use of Proceeds..................................................    3

Ratio of Earnings to Fixed Charges...............................    3

Description of Debt Securities...................................    3

Plan of Distribution.............................................    7

Experts..........................................................    8

========================================================================


========================================================================


                            $1,000,000,000

                            [Emerson Logo]

                         EMERSON ELECTRIC CO.

                           MEDIUM-TERM NOTES

                              ----------

                         PROSPECTUS SUPPLEMENT

                           SEPTEMBER --, 1995

                              ----------

                         GOLDMAN, SACHS & CO.
                      J.P. MORGAN SECURITIES INC.

========================================================================

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses payable in connection with the distribution of the securities being offering hereby are estimated as follows:


                  SEC filing fee..............................................................................        $229,978

                  Printing and engraving expenses.............................................................          15,000

                  Accounting fees and expenses................................................................           5,000

                  Legal fees and expenses.....................................................................          70,000

                  Blue Sky filing fees and expenses...........................................................           5,000

                  Trustee's fees and expenses.................................................................           5,000

                  Rating agency fees..........................................................................         150,000

                  Miscellaneous...............................................................................           5,022
                                                                                                                      --------

                    Total.....................................................................................        $485,000
                                                                                                                      ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct, unless authorized by the court. Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

  At the Annual Meeting of Stockholders held on February 10, 1987, the stockholders adopted indemnification agreements with the directors of the Company and amendments of the bylaws of the Company which incorporate indemnity provisions permitted by Section 351.355(7) described above. The agreements and amended bylaws provide that the Company will indemnify its directors and officers against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any action by or on behalf of the Company, on account of their service as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise when they are serving in such capacities at the request of the Company, excepting only cases where (i) the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct, (ii) a final court adjudication shall determine that such indemnification is not lawful, (iii) judgment is rendered against such person for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law or (iv) any remuneration paid to such person is adjudicated to have been paid in violation of law. Such person shall be indemnified only to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is insured pursuant to any directors or officers liability insurance policy maintained by the Company.

  The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

  Reference is made to the form of Underwriting Agreement filed or incorporated by reference as Exhibit 1.1 and form of Distribution Agreement filed or incorporated by reference as Exhibit 1.2 with respect to indemnification of the Company, its directors and certain officers by the Underwriter or by an agent, as the case may be.

ITEM 16. EXHIBITS.

  Reference is made to the Exhibit Index.

ITEM 17. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of St. Louis, State of Missouri, on September 19, 1995.

                         EMERSON ELECTRIC CO.

                         By:                 <F*> W. J. GALVIN
                              ..............................................
                                                W. J. Galvin
                              Senior Vice President-Finance, Chief Financial
                                   Officer and Chief Accounting Officer


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 19, 1995.

                         SIGNATURE                                                         TITLE
                         ---------                                                         -----
                       <F*> C. F. KNIGHT                           Chairman of the Board and Chief Executive Officer and
-----------------------------------------------------------         Director
                          C. F. Knight

                       <F*> W. J. GALVIN                           Senior Vice President-Finance, Chief Financial Officer and
-----------------------------------------------------------         Chief Accounting Officer
                          W. J. Galvin

                   <F*> L. L. BROWNING, JR.                        Director
-----------------------------------------------------------
                      L. L. Browning, Jr.

                     <F*> A. A. BUSCH, III                         Director
-----------------------------------------------------------
                        A. A. Busch, III

                      <F*> D. C. FARRELL                           Director
-----------------------------------------------------------
                         D. C. Farrell

                       <F*> J. A. FRATES                           Director
-----------------------------------------------------------
                          J. A. Frates

                       <F*> R. B. HORTON                           Director
-----------------------------------------------------------
                          R. B. Horton

                    <F*> V. R. LOUCKS, JR.                         Director
-----------------------------------------------------------
                       V. R. Loucks, Jr.

                       <F*> R. B. LOYND                            Director
-----------------------------------------------------------
                          R. B. Loynd

                      <F*> R. L. RIDGWAY                           Director
-----------------------------------------------------------
                         R. L. Ridgway

                                    II-4



                         SIGNATURE                                                         TITLE
                         ---------                                                         -----

                       <F*> R. W. STALEY                           Vice Chairman and Director
-----------------------------------------------------------
                          R. W. Staley

                       <F*> A. E. SUTER                            Senior Vice Chairman and Chief Operating Officer
-----------------------------------------------------------         and Director
                          A. E. Suter

                     <F*> W. M. VAN CLEVE                          Director
-----------------------------------------------------------
                        W. M. Van Cleve

                   <F*> E. E. WHITACRE, JR.                        Director
-----------------------------------------------------------
                      E. E. Whitacre, Jr.

                   <F*> E. F. WILLIAMS, JR.                        Director
-----------------------------------------------------------
                      E. F. Williams, Jr.


<F*> By                 /s/ H. M. Smith
        ---------------------------------------------------
                          H. M. Smith
                        Attorney-in-Fact


                             EXHIBIT INDEX

  EXHIBIT
  NUMBER         PAGE                                                                                       DESCRIPTION
  -------        ----                                                                                       -----------
   <F*>1.1       Form of Underwriting Agreement

   <F*>1.2       Form of Distribution Agreement

   <F+>4.1       Indenture dated as of April 17, 1991 between the Company and The Boatmen's
                   National Bank of St. Louis, as Trustee

  <F**>4.2       Forms of Debt Securities (U.S. Dollar Denominated Issues)

 <F***>4.3       Form of Debt Security (Foreign Currency Denominated Issue)

<F****>4.4       Form of Debt Securities (Medium Term Note Series)

   <F+>5         Opinion of H. M. Smith, Esq.

  <F+>12         Computation of ratio of earnings to fixed charges

  <F+>23.1       Consent of H. M. Smith, Esq. (included in Exhibit 5)

      23.2       Consent of KPMG Peat Marwick LLP

  <F+>24         Power of Attorney (contained on signature page)

  <F+>25         Statement of Eligibility and Qualification of Trustee on Form T-1

-----

   <F*>Exhibit of same number to Post-Effective Amendment No. 1 to
       Registration No. 33-11895 is incorporated by reference herein.

  <F**>Exhibit of same number to Registration No. 2-93298 is incorporated by reference herein.

 <F***>Exhibit of same number to Registration No. 33-11895 is incorporated by reference herein.

<F****>Exhibit Number 4.2 to Post-Effective Amendment No. 1 to
       Registration No. 33-11895 is incorporated by reference herein.

   <F+>Previously filed.


                                    II-6